Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

Investor Relations Contacts:
	EPOCH Financial	(888) 917-5109
	Todd Atenhan	tatenhan@epochfinancial.com
	Valerie Kimball	vkimball@epochfinancial.com

JAMESON INNS REPORTS NO SIGNIFICANT IMPACT FROM HURRICANE IVAN

Atlanta, GA, September 21/PRNewswire/ — Jameson Inns, Inc. (Nasdaq: JAMS), a leading hotel company, and owner and operator of Jameson Inn and Signature Inn hotels, today provided an update on the status of its hotels which were recently impacted by Hurricane Ivan.

The Company has completed an assessment of the damage sustained by its Jameson Inns located in the Southeast. The Company has determined that none of its properties located in Alabama, Florida, Georgia or Louisiana experienced significant damage due to Hurricane Ivan. There was no significant interruption to its business and all of the hotels affected by the hurricane remain open.

Jameson Inns, Inc. owns and operates hotel properties in the southeastern and midwestern United States. The Company has also licensed 12 hotels to operate as Jameson Inns. There are currently 126 Inns (103 under the Jameson Inn brand and 23 under the Signature Inn brand), with a combined 8,264 rooms in 14 states.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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